Exhibit 99.2

                                  Press Release


                                                    AAON, Inc.
        NEWS                       2425 South Yukon Ave. o Tulsa, OK 74107-2728
      BULLETIN                    o Ph: (918) 583-2266  o  Fax: (918) 583-6094 o
                                             o http://www.aaon.com o
                           -----------------------------------------------------
FOR IMMEDIATE RELEASE                        For Further Information:
    May 20, 2009                       Jerry R. Levine o Ph: (914) 244-0292
                                              o Fax: (914) 244-0295



                                 AAON ANNOUNCES
                         BOOST IN DIVIDEND PAYOUT BY 13%


TULSA, OK, May 20, 2009 - AAON, INC. (NASDAQ-AAON) today announced that the Board of Directors of the Company has declared an increase in the Company's semi-annual cash dividend by $0.02 to $0.18 per share (or $0.36 annually), payable on July 2, 2009 to shareholders of record on June 11, 2009.

Norman H. Asbjornson, President and CEO stated that, "We achieved record sales and earnings in the past year and our business remains firm thus far in 2009." He continued, "Despite the current restricted economic environment and the clouded outlook for the remainder of the year, our strong free cash flow allows us to increase our dividend payout and enables our stockholders to share in the benefits of the Company's growth."

Certain statements in this news release may be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933. Statements regarding future prospects and developments are based upon current expectations and involve certain risks and uncertainties that could cause actual results and developments to differ materially from the forward-looking statements.

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